EXHIBIT 10.3
                        LUNAR CORPORATION AND SUBSIDIARIES

                                                                 EXECUTION COPY









                             DISTRIBUTION AGREEMENT
                                  dated as of
                                 April 16, 1996
                                 by and between
                               LUNAR CORPORATION
                                      and
                         BONE CARE INTERNATIONAL, INC.


                                TABLE OF CONTENTS


                                                                           Page
                                                                           ----

ARTICLE I    DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . .2
   Section 1.1     Definitions . . . . . . . . . . . . . . . . . . . . . . . .2

ARTICLE II   THE DISTRIBUTION. . . . . . . . . . . . . . . . . . . . . . . . .5
   Section 2.1     Cooperation Prior to the Distribution . . . . . . . . . . .5
   Section 2.2     Lunar Board Action; Conditions Precedent to
                    the Distribution . . . . . . . . . . . . . . . . . . . . .6
   Section 2.3     The Distribution. . . . . . . . . . . . . . . . . . . . . .7
   Section 2.4     Fees and Expenses of Distribution Agent . . . . . . . . . .7

ARTICLE III  TRANSITION ARRANGEMENTS . . . . . . . . . . . . . . . . . . . . .7
   Section 3.1     Conduct of Bone Care Business Pending Distribution. . . . .7
   Section 3.2     Capital Adjustments . . . . . . . . . . . . . . . . . . . .7

ARTICLE IV   INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . .7
   Section 4.1     Bone Care Indemnification of the Lunar Group  . . . . . . .7
   Section 4.2     Lunar Indemnification of the Bone Care Group  . . . . . . .8
   Section 4.3     Insurance and Third-Party Obligations . . . . . . . . . . .9
   Section 4.4     Information Provided by Lunar . . . . . . . . . . . . . . .9

ARTICLE V    INDENMNIFICATION PROCEDURES . . . . . . . . . . . . . . . . . . 10
   Section 5.1     Notice and Payment of Claims. . . . . . . . . . . . . . . 10
   Section 5.2     Notice and Defense of Third-Party Claims. . . . . . . . . 10

ARTICLE VI   SERVICES. . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
   Section 6.1     Provision of Services . . . . . . . . . . . . . . . . . . 12
   Section 6.2     Reimbursement . . . . . . . . . . . . . . . . . . . . . . 12

ARTICLE VII  EMPLOYEE MATTERS. . . . . . . . . . . . . . . . . . . . . . . . 12
   Section 7.1     General . . . . . . . . . . . . . . . . . . . . . . . . . 12
   Section 7.2     Lunar Employee Stock Options. . . . . . . . . . . . . . . 13
   Section 7.3     No Third-Party Beneficiaries. . . . . . . . . . . . . . . 13

ARTICLE VIII INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . 13
   Section 8.1     Provision of Corporate Records. . . . . . . . . . . . . . 13
   Section 8.2     Access to Information . . . . . . . . . . . . . . . . . . 13
   Section 8.3     Litigation Cooperation. . . . . . . . . . . . . . . . . . 13
   Section 8.4     Reimbursement . . . . . . . . . . . . . . . . . . . . . . 14
   Section 8.5     Retention of Records. . . . . . . . . . . . . . . . . . . 14
   Section 8.6     Confidentiality . . . . . . . . . . . . . . . . . . . . . 14

ARTICLE IX   MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . 14
   Section 9.1     Expenses. . . . . . . . . . . . . . . . . . . . . . . . . 14
   Section 9.2     Notices . . . . . . . . . . . . . . . . . . . . . . . . . 15
   Section 9.3     Amendment and Waiver. . . . . . . . . . . . . . . . . . . 15
   Section 9.4     Counterparts. . . . . . . . . . . . . . . . . . . . . . . 15
   Section 9.5     Governing Law . . . . . . . . . . . . . . . . . . . . . . 16
   Section 9.6     Entire Agreement. . . . . . . . . . . . . . . . . . . . . 16
   Section 9.7     Parties in Interest . . . . . . . . . . . . . . . . . . . 16
   Section 9.8     Tax Disaffiliation Agreement. . . . . . . . . . . . . . . 16
   Section 9.9     Further Assurances and Consents . . . . . . . . . . . . . 16
   Section 9.10    Agreement to Acquire. . . . . . . . . . . . . . . . . . . 17
   Section 9.11    Arbitration . . . . . . . . . . . . . . . . . . . . . . . 17

                              DISTRIBUTION AGREEMENT


        DISTRIBUTION AGREEMENT ("Agreement") dated as of April 16, 1996 by and between Lunar Corporation, a Wisconsin corporation (together with its successors and permitted assigns, "Lunar"), and Bone Care International, Inc., a Wisconsin corporation (together with its successors and permitted assigns, "Bone Care").


                               W I T N E S S E T H

        WHEREAS, Lunar presently owns approximately 97.3% of the outstanding Bone Care Common Stock (as defined herein);

        WHEREAS, the Board of Directors of Lunar has determined that it is in the best interest of Lunar and the shareholders of Lunar to distribute (the "Distribution") to the holders of Lunar Common Stock (a defined herein) all of the shares of Bone Care Common Stock owned by Lunar;

        WHEREAS, it is the intention of the parties that the Distribution will not be taxable to the shareholders of Lunar (pursuant to Section 355 of the Code (as defined herein));

        WHEREAS, the parties have determined that it is necessary and desirable to set forth the principal corporate transactions required to effect the Distribution and to set forth other agreements that will govern certain other matters; and

        WHEREAS, Lunar is concurrently herewith entering into the Tax Disaffiliation Agreement (as defined herein) and the Transition Agreement (as defined herein) with Bone Care.

        NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements, provisions and covenants contained in this Agreement, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

        Section 1.1 Definitions. As used herein, the following terms have the following meaning (such meanings to be equally applicable to both singular and plural forms of the terms defined):

        "AAA Rules" has the meaning set forth in Section 9.10.

        "Action" means any claim, suit, arbitration, inquiry, proceeding or investigation by or before any court, governmental or other regulatory or administrative agency or commission or any other tribunal.

        "Ancillary Agreements" means all of the agreements, instruments, understandings, assignments and other arrangements entered into in connection with the transactions contemplated hereby, including, without limitation, the Tax Disaffiliation Agreement and the Transition Agreement.

        "Bone Care Business" means the business of the Bone Care Group as described in the Form 10.

        "Bone Care By-Laws" means the Amended and Restated By-Laws of Bone Care in the form filed or to be filed as an exhibit to the Form 10.

        "Bone Care Certificate" means the Amended and Restated Certificate of Incorporation of Bone Care in the form filed or to be filed as an exhibit to the Form 10.

        "Bone Care Common Stock" means the outstanding shares of common stock, no par value, of Bone Care.

        "Bone Care Employees" means all current employees and former employees (including without limitation all terminated employees, retirees, lay-off employees, employees on leave, or employees on short-term or long-term disability) of the Bone Care Group or any former subsidiary or division thereof.

        "Bone Care Group" means Bone Care and Continental Assays, in each case on the date hereof.

        "Bone Care Indemnities" has the meaning set forth in Section 4.2(a).

        "Bone Care Liabilities" means all of (a) the Liabilities of Bone Care under this Agreement and (b) the Liabilities arising from the conduct or operation of the Bone Care Business or the ownership or use of assets or other activities in connection therewith, whether arising before, on or after the Distribution Date, including but not limited to any third party claims arising from the conduct or operation of the Bone Care Business or the ownership or use of assets in connection therewith and any Liabilities set forth or referenced in the audited financial statements of Bone Care included in the Form 10. Notwithstanding the foregoing, the Bone Care Liabilities shall not include
(i) any Liability specifically retained by Lunar pursuant to Article VII hereof or (ii) any claims, losses, damages, demands, costs, expenses or liabilities for any Taxes (which shall be governed by the Tax Sharing Agreement).

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Commission" means the Securities and Exchange Commission.

        "Continental Assays" means Continental Assays Corporation, a wholly owned subsidiary of Bone Care.

        "Disputes" has the meaning set forth in Section 9.10.

        "Distribution Agent" means the distribution agent for the shareholders of Lunar, as selected by Lunar, to distribute the Bone Care Common Stock owned by Lunar in connection with the Distribution.

        "Distribution Date" means the business day as of which the Distribution shall be effective, as determined by the Board of Directors of Lunar.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Form 10" means the registration statement on Form 10 filed by Bone Care with the Commission to effect the registration of the Bone Care Common Stock pursuant to the Exchange Act, as such registration statement may be amended from time to time.

        "Group" means either the Bone Care Group or the Lunar Group, as appropriate.

        "Indemnifiable Loss" has the meaning set forth in Section 4.1.

        "Indemnified Party" has the meaning set forth in Section 5.1.

        "Information Statement" means the information statement to be sent to each holder of Lunar Common Stock in connection with the Distribution.

        "Liabilities" means any and all claims, debts, liabilities and obligations, absolute or contingent, matured or not matured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising, including all costs and expenses relating thereto, and including, without limitation, those debts, liabilities and obligations arising under this Agreement, any law, rule, regulation, action, order or consent decree of any governmental entity or any award of any arbitrator of any kind, and those arising under any contract, commitment or undertaking.

        "Lunar Common Stock" means the outstanding shares of common stock, par value $.01 per share, of Lunar.

        "Lunar Employee" means any current employee (including without limitation any terminated employee, retiree, lay-off employee, employee on leave, or employee on short-term or long-term disability) of a member of the Lunar Group.

        "Lunar Group" means Lunar and its direct or indirect subsidiaries (other than any member of the Bone Care Group) as of the date hereof.

        "Lunar Indemnities" has the meaning set forth in Section 4.1(a).

        "Lunar Liabilities" means all of (i) the Liabilities of Lunar under this Agreement, (ii) the Liabilities of the Lunar Group (other than any Bone Care Liabilities), whether arising before, on or after the Distribution Date,
(iii) any third party claims arising from the conduct or operation of the business of the Lunar Group or the ownership or use of assets in connection therewith (other than insurance related to matters described in Article VII, which shall be dealt with as described therein) and (iv) any Liability specifically retained by Lunar pursuant to Article VII hereof. Notwithstanding the foregoing, the Lunar Liabilities shall not include any claims, losses, damages, demands, costs, expenses or liabilities for any Taxes (which shall be governed by the Tax Disaffiliation Agreement).

        "Notice" has the meaning set forth in Section 9.10.

        "Panel" has the meaning set forth in Section 9.10.

        "Participant" has the meaning set forth in Section 7.1(b).

        "Party" has the meaning set forth in Section 9.10.

        "Plan" has the meaning set forth in Section 7.1(a).

        "Record Date" means the date determined by Lunar's Board of Directors as the record date for determining the shareholders of Lunar entitled to receive Bone Care Common Stock in connection with the Distribution.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Services" has the meaning set forth in Section 6.1.

        "Tax Disaffiliation Agreement" means the Tax Disaffiliation Agreement of even date herewith by and between Lunar and Bone Care, as amended from time to time.

        "Third Party Claim" has the meaning set forth in Section 5.2.

        "Transition Agreement" means the Transition Agreement of even date herewith by and between Lunar and Bone Care, as amended from time to time.

ARTICLE II

THE DISTRIBUTION

        Section 2.1  Cooperation Prior to the Distribution.

        (a) Lunar and Bone Care shall prepare, and Lunar shall mail to the holders of Lunar Common Stock as of the Record Date, the Information Statement, which shall set forth appropriate disclosure concerning Bone Care, the Distribution and any other appropriate matters. Lunar and Bone Care shall also prepare, and Bone Care shall file with the Commission, the Form 10, which shall include or incorporate by reference the Information Statement. Lunar and Bone Care shall use reasonable efforts to cause the Form 10 to become effective under the Exchange Act; provided, however, that nothing contained in this Agreement shall create an obligation for Lunar to complete the Distribution, it being understood that Lunar, in its sole discretion, will decide if and when the Distribution shall occur.

        (b) Lunar and Bone Care shall cooperate in preparing, filing with the Commission and causing to become effective any registration statements or amend-ments thereto that are appropriate to reflect the establishment of or amendments to any employee benefit and other plans contemplated by this Agreement.

        (c) Lunar and Bone Care shall take all such action as may be necessary or appropriate under the securities or blue sky laws of states or other political subdivisions of the United States in connection with the transactions contemplated by this Agreement.

        (d) Lunar and Bone Care shall have prepared, and Bone Care shall file and pursue, an application to permit listing of the Bone Care Common Stock on the Nasdaq SmallCap Market or any other national securities exchanges selected by Bone Care.

        Section 2.2 Lunar Board Action; Conditions Precedent to the Distribution. Lunar's Board of Directors may, in its discretion, establish the Record Date and the Distribution Date and any appropriate procedures in connection with the Distribution. In no event shall the Distribution occur unless the following conditions shall, unless waived by Lunar, have been satisfied:

        (a)  all necessary regulatory approvals shall have been received;

        (b)  the Form 10 shall have become effective under the Exchange Act;

        (c) Bone Care's Board of Directors, as named in the Form 10, shall have been elected by the shareholders of Bone Care, and the Bone Care Certifi-cate and Bone Care By-Laws shall be in effect;

        (d) Lunar's Board of Directors shall have formally approved the Distribution and shall not have abandoned, deferred or modified the Distribution at any time prior to the Record Date;

        (e) Lunar's Board of Directors shall have received an opinion of KPMG Peat Marwick LLP acceptable to it with respect to certain federal income tax consequences of the Distribution;

        (f) the Bone Care Common Stock shall have been approved for listing upon notice of issuance on the Nasdaq SmallCap Market or on any other exchange selected by Bone Care pursuant to Section 2.1(d);

        (g) Bone Care and Lunar shall have entered into each of the Ancillary Agreements and each such agreement shall be in full force and effect;

        (h) Lunar shall make a capital contribution of $10,000,000 to Bone Care in exchange for newly issued Bone Care Common Stock;

        (i) there shall have been no adverse change in the financial condition of either Bone Care or Lunar from the date hereof; and

        (j) there shall have been no adverse change in market conditions from the date hereof.

        Section 2.3 The Distribution. On the Distribution Date or as soon thereafter as practicable, subject to the conditions set forth in this Agreement, Lunar shall deliver to the Distribution Agent a certificate or certificates representing all of the shares of Bone Care owned by the Lunar Group, endorsed in blank, and shall instruct the Distribution Agent to distribute to each holder of record of Lunar Common Stock on the Record Date a certificate or certificates representing one share of Bone Care Common Stock for every two shares of Lunar Common Stock so held. Bone Care agrees to provide all certificates for shares of Bone Care Common stock that the Distribution Agent shall require in order to affect the Distribution.

        Section 2.4 Fees and Expenses of Distribution Agent. The fees and expenses of the Distribution Agent shall be paid by Lunar.


ARTICLE III

TRANSITION ARRANGEMENTS

        Section 3.1 Conduct of Bone Care Business Pending Distribution. Pending consummation of the Distribution and except as provided herein, the business of the Bone Care Group shall be operated in the ordinary course consistent with past practices.

        Section 3.2 Capital Adjustments. On or prior to the Record Date, Lunar and Bone Care shall take all steps necessary to increase the outstanding shares of Bone Care Common Stock and to cause a stock split or other adjustment to the shares of Bone Care Common Stock outstanding so that Lunar will hold a number of shares of Bone Care Common Stock equal to approximately 50% of the number of shares of Lunar Common Stock outstanding on the Record Date.


ARTICLE IV

INDEMNIFICATION

        Section 4.1  Bone Care Indemnification of the Lunar Group.

        (a) Subject to Section 4.3, on and after the Distribution Date, Bone Care shall indemnify, defend and hold harmless the Lunar Group, and each of their respective directors, officers, employees and agents (the "Lunar Indemnitees") from and against any and all damage, loss, liability and expense (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any and all Actions or threatened Actions) (collectively, "Indemnifiable Losses") incurred or suffered by any of the Lunar Indemnitees and arising out of, or due to the failure of any member of the Bone Care Group to pay, perform or otherwise discharge, any of the Bone Care Liabilities.

        (b) Subject to Section 4.3, Bone Care shall indemnify, defend and hold harmless the Lunar Indemnitees and each person, if any, who controls any of the Lunar Indemnitees within the meaning of Section 15 of the Securities Act from any Indemnifiable Losses, joint or several, to which they or any of them may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, as and when incurred, insofar as such Indemnifiable Losses (or Actions in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Form 10 or in the Information Statement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of or are based upon any violation by Bone Care of the Securities Act, any blue sky laws, securities laws or other applicable laws of any state or country in which the securities covered by the Form 10 are offered or distributed and relating to action or inaction required of Bone Care in connection with such offering or distribution, and agrees to promptly reimburse each such Lunar Indemnitee or such person con-trolling such Lunar Indemnitee, as and when incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Indemnifiable Losses; provided, however, that Bone Care will not be liable in any such case to the extent that any such Indemnifiable Losses arise out of, or are based upon, any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to Bone Care by Lunar specifically for use in connection with the preparation thereof.

        Section 4.2  Lunar Indemnification of the Bone Care Group.

        (a) Subject to Section 4.3, on and after the Distribution Date, Lunar shall indemnify, defend and hold harmless the Bone Care Group, and each of its respective directors, officers, employees and agents (the "Bone Care Indemnitees") from and against any and all Indemnifiable Losses incurred or suffered by any of the Bone Care Indemnitees and arising out of, or due to the failure of any member of the Lunar Group to pay, perform or otherwise discharge, any of the Lunar Liabilities.

        (b) Subject to Section 4.3, Lunar shall indemnify, defend and hold harmless the Bone Care indemnitees and each person, if any, who controls any of the Bone Care Indemnities within the meaning of Section 15 of the Securities Act from any Indemnifiable Losses, joint or several, to which they or any of them may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, as and when incurred, insofar as such Indemnifiable Losses (or Actions in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Form 10, or in the Information Statement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that the same was made therein in reliance upon and in conformity with written information furnished to Bone Care by Lunar specifically for use in connection with the preparation thereof, or arise out of or are based upon any violation or alleged violation by Lunar of the Securities Act, any blue sky laws, securities laws or other applicable laws of any state or country in which the securities covered by the Form 10 are offered or distributed and relating to action or inaction required of Lunar in connection with such offering or distribution, and agrees to promptly reimburse each such Bone Care Indemnitee or such person controlling such Bone Care Indemnitee, as and when incurred, for any legal or other expense reasonably incurred by them in connection with investigating or defending any such Indemnifiable Losses.

        Section 4.3 Insurance and Third-Party Obligations. Any indemnification pursuant to Section 4.1 or 4.2 shall be paid net of the amount of any insurance (other than any insurance paid for by the applicable Indemnitee) or other amounts that would be payable by any third party to the indemnified party in the absence of this Agreement. It is expressly agreed that no insurer or any other third party shall be (a) entitled to a benefit it would not be entitled to receive in the absence of the foregoing indemnification provisions, (b) relieved of the responsibility to pay any claims to which it is obligated or (c) entitled to any subrogation rights with respect to any obligation hereunder.

        Section 4.4 Information Provided by Lunar. It is hereby agreed upon by Lunar and Bone Care that for purposes of Sections 4.1(b) and 4.2(b), the written information furnished to Bone Care by Lunar specifically for use in connection with the preparation of the Form 10 and the Information Statement contained therein, consists only of the information identified in Annex A hereto, which the parties agree is preliminary. At the time of the mailing of the Information Statement, the information listed on Annex A shall be revised and initialed by the proper officer or officers of each of Lunar and Bone Care, such initials representing the parties' agreement thereto.


ARTICLE V

INDENMNIFICATION PROCEDURES

        Section 5.1 Notice and Payment of Claims. If any Lunar or Bone Care Indemnitee (the "Indemnified Party") determines that it is or may be entitled to indemnification by any party (the "Indemnifying Party") under Article IV (other than in connection with any Action or claim subject to Section 5.2), the Indemnified Party shall deliver to the Indemnifying Party a written notice specifying, to the extent reasonably practicable, the basis for its claim for indemnification and the amount for which the Indemnified Party reasonably believes it is entitled to be indemnified. After the Indemnifying Party shall have been notified of the amount for which the Indemnified Party seeks indemnification, the Indemnifying Party shall, within 30 days after receipt of such notice, pay the Indemnified Party such amount in cash or other immediately available funds unless the Indemnifying Party objects to the claim for indemnification or the amount thereof, in which case the parties shall comply with Section 9.10 hereof. If the Indemnifying Party does not give the Indemnified Party written notice objecting to such claim and setting forth the grounds therefor within the same 30-day period, the Indemnifying Party shall be deemed to have acknowledged its liability for such claim and the Indemnified Party may exercise any and all of its rights under applicable law to collect such amount.

        Section 5.2 Notice and Defense of Third-Party Claims. Promptly following the earlier of (a) receipt of notice of the commencement by a third party of any Action against or otherwise involving any Indemnified Party or
(b) receipt of information from a third party alleging the existence of a claim against an Indemnified Party, in either case, with respect to which indemnification may be sought pursuant to this Agreement (a "Third-Party Claim"), the Indemnified Party shall give the Indemnifying Party written notice thereof. The failure of the Indemnified Party to give notice as provided in this Section 5.2 shall not relieve the Indemnifying Party of its obligations under this Agreement, except to the extent that the Indemnifying Party is prejudiced by such failure to give notice. Within 30 days after receipt of such notice, the Indemnifying Party may (a) by giving written notice thereof to the Indemnified Party, acknowledge liability for and at its option elect to assume the defense of such Third-Party Claim at its sole cost and expense or (b) object to the claim of indemnification set forth in the notice delivered by the Indemnified Party pursuant to the first sentence of this Section 5.2; provided that if the Indemnifying Party does not within the same 30-day period give the Indemnified Party written notice objecting to such claim and setting forth the grounds therefor or electing to assume the defense, the Indemnifying Party shall be deemed to have acknowledged its liability for such Third-Party Claim. Any contest of a Third-Party Claim as to which the Indemnifying Party has elected to assume the defense shall be conducted by attorneys employed by the Indemnifying Party and reasonably satisfactory to the Indemnified Party; provided that the Indemnified Party shall have the right to participate in such proceedings and to be represented by attorneys of its own choosing at the Indemnified Party's sole cost and expense. If the Indemnifying Party assumes the defense of a Third-Party Claim, the Indemnifying Party may settle or compromise the claim withoutthe prior written consent the Indemnified Party; provided that the Indemnifying Party may not agree to any such settlement pursuant to which any such remedy or relief, other than monetary damages for which the Indemnifying Party shall be responsible hereunder, shall be applied to or against the Indemnified Party, without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld. If the Indemnifying Party does not assume the defense of a Third-Party Claim for which it has acknowledged liability for indemnification under Article IV, the Indemnified Party may require the Indemnifying Party to reimburse it on a current basis for its reasonable expenses of investigation, reasonable attorney's fees and reasonable out-of-pocket expenses incurred in defending against such Third-Party Claim and the Indemnifying Party shall be bound by the result obtained with respect thereto by the Indemnified Party; provided that the Indemnifying Party shall not be liable for any settlement effected without its consent, which consent shall not be unreasonably withheld. The Indemnifying Party shall pay to the Indemnified Party in cash the amount for which the Indemnified Party is entitled to be indemnified (if any) within 15 days after the final resolution of such Third-Party Claim (whether by the final nonappealable judgment of a court of competent jurisdiction or otherwise) or, in the case of any Third-Party Claim as to which the Indemnifying Party has not acknowledged liability, within 15 days after such Indemnifying Party's objection has been resolved pursuant to Section
9.10 or by settlement, compromise or the final nonappealable judgment of a court of competent jurisdiction.


ARTICLE VI

SERVICES

        Section 6.1 Provision of Services. Subject to the provisions of the Tax Disaffiliation Agreement, each party shall make available to the other party during normal business hours and in a manner that will not unreasonably interfere with such party's business, its financial, tax, accounting, employee benefits and similar staff and services (collectively, "Services") whenever and to the extent that they may be reasonably required in connection with the preparation of returns of taxes, audits, claims, litigation or administration of employee benefit plans and otherwise to assist in effecting an orderly transition following the date hereof. The Services shall be provided for a period of up to five years following the Distribution Date.

        Section 6.2 Reimbursement. A party providing Services to the other party pursuant to this Article VI shall be entitled to receive from the recipient upon the presentation of invoices therefor, payment for all out-of-pocket costs and expenses, exclusive of wages and salaries of employees, as may be reasonably incurred in providing such Services.


ARTICLE VII

EMPLOYEE MATTERS

        Section 7.1  General.

        (a) The Lunar Group shall retain any and all liabilities relating to or arising out of any employee benefit, compensation, or welfare arrangement (a "Plan") in respect of any Lunar Employee except as otherwise set forth in this
Article VII. Except as otherwise set forth in this Article VII, the Lunar Group shall have no liability relating to or arising out of any Plan in respect of Bone Care Employees.

        (b) Except as otherwise set forth in this Article VII, Bone Care shall retain any and all liabilities relating to or arising out of any Plan in respect of a Bone Care Employee.


        Section 7.2  Lunar Employee Stock Options.

        (a) Lunar acknowledges that certain Persons that will be full time employees of Bone Care after the Distribution were granted stock options to purchase shares of Lunar Common Stock. Lunar agrees that it will take action to amend the stock option agreements covering such persons to provide that such persons will be treated as an employee of Lunar for so long as such person remains an employee or consultant of Bone Care.

        Section 7.3  No Third-Party Beneficiaries.  Neither Bone Care
Employees nor any Lunar Employee shall be entitled to enforce the provisions of this Article VII against the respective parties as third-party beneficiaries thereof.


                                   ARTICLE VIII

                                   INFORMATION

        Section 8.1 Provision of Corporate Records. Each Group hereto shall arrange as soon as practicable following the date hereof for the provision to the other party of existing corporate governance documents (e.g., minute books, stock registers, stock certificates, documents of title, etc.) in its possession relating to such other Group or its business and affairs.

        Section 8.2 Access to Information. From and after the date hereof, each Group shall afford the other Group and its accountants, counsel and other designated representatives reasonable access (including using reasonable efforts to give access to persons or firms possessing information) and duplicating rights during normal business hours to all records, books, contacts, instruments, computer data and other data and information in such Group's possession relating to the business and affairs of such other party (other than data and information subject to an attorney-client or other privilege), insofar as such access is reasonably required by such other Group including, without limitation, for audit, accounting and litigation purposes, as well as for purposes of fulfilling disclosure and reporting obligations.

        Section 8.3 Litigation Cooperation. Each Group shall use reasonable efforts to make available to the other Group, upon written request, its officers, directors, employees and agents as witnesses to the extent that such persons may reasonably be required in connection with any legal, administrative or other proceedings arising out of the business of the other party prior to the date hereof in which the requesting party may from time to time be involved.

        Section 8.4 Reimbursement. Each Group providing information or witnesses under Section 8.1, 8.2 or 8.3 to the other Group shall be entitled to receive from the recipient, upon the presentation of invoices therefor, payment for all out-of-pocket costs and expenses as may be reasonably incurred in providing such information or witnesses.

        Section 8.5 Retention of Records. Except as otherwise required by law or agreed to in writing, each party shall retain all information relating to the other Group's business in accordance with the past practice of such party. Notwithstanding the foregoing, except as provided in the Tax Sharing Agreement, any party may destroy or otherwise dispose of any information at any time, provided that, prior to such destruction or disposal, (a) such party shall provide no less than 90 days' prior written notice to the other party, specifying the information proposed to be destroyed or disposed of and (b) if the recipient of such notice shall request in writing prior to the scheduled date for such destruction or disposal that any of the information proposed to be destroyed or disposed of be delivered to such requesting party, the party proposing the destruction or disposal shall promptly arrange for the delivery of such of the information as was requested at the expense of the requesting party.

        Section 8.6 Confidentiality. Each party shall hold and shall cause its directors, officers, employees, agents, consultants and advisors to hold in strict confidence, unless compelled to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirements of law, all information (other than any such information relating solely to the business or affairs of such party) concerning the other party (except to the extent that such information can be shown to have been (a) in the public domain through no fault of such party or (b) later lawfully acquired on a non-confidential basis from other sources by the party to which it was furnished), and neither party shall release or disclose such information to any other person, except its auditors, attorneys, financial advisors, bankers and other consultants and advisors who shall be advised of and agree in writing to comply with the provisions of this Section 8.6. Each party shall be deemed to have satisfied its obligation to hold confidential information concerning or supplied by the other party if it exercises the same care as it takes to preserve confidentiality for its own similar information.

                                    ARTICLE IX

                                  MISCELLANEOUS

        Section 9.1 Expenses. Except as specifically provided in this Agreement (or the Tax Disaffiliation Agreement, if relevant) or except as otherwise agreed to in writing between Lunar and Bone Care, all costs and expenses incurred in connection with the preparation, execution, delivery and implementation of this Agreement and with the consummation of the transactions contemplated by this Agreement (including transfer taxes and the fees and expenses of all counsel, accountants and financial and other advisors) shall be paid by the party incurring such cost or expense. Notwithstanding the foregoing, it is understood and agreed that the Lunar Group shall pay the legal, filing, accounting, printing and other accountable and out-of-pocket expenditures in connection with the (i) preparation, printing and filing of the Form 10 and (ii) preparation, printing and filing of the information statement included as part of the Form 10.

        Section 9.2 Notices. All notices and communications under this Agreement shall be in writing and any communication or delivery hereunder shall be deemed to have been duly given when received addressed as follow:

        If to Lunar, to:

        Lunar Corporation
        313 West Beltline Highway
        Madison, Wisconsin  53713
        Attention:  President

        If to Bone Care, to:

        Bone Care International, Inc.
        313 West Beltline Highway
        Madison, Wisconsin  53713
        Attention:  President

Any party may, by written notice so delivered to the other parties, change the address to which delivery of any notice shall thereafter be made.

        Section 9.3 Amendment and Waiver. This Agreement may not be altered or amended, nor may rights hereunder be waived, except by an instrument in writing executed by the party or parties to be charged with such amendment or waiver. No waiver of any terms, provision or condition of or failure to exercise or delay in exercising any rights or remedies under this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, provision, condition, right or remedy or as a waiver of any other term, provision or condition of this Agreement.

        Section 9.4 Counterparts. This Agreement may be executed in one or more counterparts each of which shall be deemed an original instrument, but all of which together shall constitute but one and the same Agreement.

        Section 9.5 Governing Law. This Agreement shall be construed in accordance with, and governed by, the laws of the State of Wisconsin, without regard to the conflicts of law rules of such state.

        Section 9.6 Entire Agreement. This Agreement, together with the Ancillary Agreements, constitutes the entire understanding of the parties hereto with respect to the subject matter hereof, superseding all negotiations, prior discussions and prior agreements and understandings relating to such subject matter. To the extent that the provisions of this Agreement are inconsistent with the provisions of any Ancillary Agreements, the provisions of such Ancillary Agreement shall prevail.

        Section 9.7 Parties in Interest. None of the parties hereto may assign its rights or delegate any of its duties under this Agreement without the prior written consent of each other party. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns. Nothing contained in this Agreement, express or implied, is intended to confer any benefits, rights or remedies upon any person or entity other than the Lunar Group and the Bone Care Group, and the Lunar and Bone Care Indemnitees under Articles IV and V hereof.

        Section 9.8  Tax Disaffiliation Agreement.

        (a) This Agreement shall not govern any taxes, and any and all claims, losses, damages, demands, costs, expenses, liabilities, refunds, deductions, write-offs, or benefits relating to taxes shall be exclusively governed by the Tax Disaffiliation Agreement.

        (b)  If at the time Bone Care is required to
make any payment to Lunar under this Agreement, Lunar owes Bone Care any amount under the Tax Disaffiliation Agreement, then such amounts shall be offset and the excess shall be paid by the party liable for such excess. Similarly, if at the time Lunar is required to make any payment to Bone Care under this Agreement, Bone Care owes Lunar any amount under the Tax Disaffiliation Agree-ment, then such amounts shall be offset and the excess shall be paid by the party liable for such excess.

        Section 9.9 Further Assurances and Consents. In addition to the actions specifically provided for elsewhere in this Agreement, each of the parties hereto will use its reasonable efforts to (i) execute and deliver such further instruments and documents and take such other actions as any other party may reasonably request in order to effectuate the purposes of this Agreement and to carry out the terms hereof and (ii) take, or cause to be taken, all actions, and to do, or cause to be done, all things, reasonably necessary, proper or advisable under applicable laws, regulations and agreements or otherwise to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, using its reasonable efforts to obtain any consents and approvals and to make any filings and applications necessary or desirable in order to consummate the transactions contemplated by this Agreement; provided that no party hereto shall be obligated to pay any con-sideration therefor (except for filing fees and other similar charges) to any third party from whom such consents, approvals and amendments are requested or to take any action or omit to take any action if the taking of or the omission to take such action would be unreasonably burdensome to the party, its Group or its Group's business.

        Section 9.10 Agreement to Acquire. The parties acknowledge and agree that this Agreement constitutes an agreement to acquire shares by the shareholders of Lunar, which agreement has been entered into at a time when Bone Care is not an issuing public corporation (as defined in Section 180.1150 of the Wisconsin Statutes).

        Section 9.11 Arbitration. Resolution of any and all disputes arising from or in connection with this Agreement, whether based on contract, tort, statute or otherwise, including, but not limited to, disputes over arbitrability and disputes in connection with claims by third parties (collectively, "Disputes") shall be exclusively governed by and settled in accordance with the provisions of this Section 9.10; provided, however, that nothing contained herein shall preclude either party from seeking or obtaining (a) injunctive relief or (b) equitable or other judicial relief to enforce the provisions hereof or to preserve the status quo pending resolution of Disputes hereunder; provided further, that nothing contained herein shall preclude resolution of Disputes by mutual agreement among the Parties to this Agreement. Lunar or Bone Care (each a "Party") may commence proceedings hereunder by delivering a written notice (the "Notice") to the other Party providing a reasonable description of the Dispute to the other. The Parties hereby agree to submit all Disputes, if not resolved between the Parties within 30 days of receipt of the Notice, to arbitration under the terms hereof, which arbitration shall be final, conclusive and binding upon the Parties, their successors and assigns. The arbitration shall be conducted in Wisconsin by three arbitrators acting by majority vote (the "Panel") selected by agreement of the Parties not later than ten days after delivery of the Notice or, failing such agreement, appointed pursuant to the commercial arbitration rules of the American Arbitration Association, as amended from time to time (the "AAA Rules"). If an arbitrator so selected becomes unable to serve, his or her successors shall be similarly selected or appointed. The arbitration shall be conducted pursuant to the Federal Arbitration Act and such procedures as to which the Parties may agree, or, in the absence of or failing such agreement, pursuant to the AAA Rules. Notwithstanding the foregoing: (a) each Party shall have the right to audit the books and records of the other Party that are reasonably related to the Dispute; (b) each Party shall provide to the other, reasonably in advance of any hearing, copies of all documents which a Party intends to present in such hearing; (c) each Party shall be allowed to conduct reasonable discovery through written requests for information, document requests, requests for stipulation of fact and depositions, the nature and extent of which discovery shall be determined by the Panel, taking into account the needs of the Parties and the desirability of making discovery expeditious and cost effective. All hearings shall be conducted on an expedited schedule, and all proceedings shall be confidential. Either Party may at its expense make a stenographic record thereof. The Panel shall complete all hearings not later than 90 days after its selection or appointment, and shall make a final award not later than 30 days thereafter.
The award shall be in writing and shall specify the factual and legal basis for the award. The Panel shall apportion all costs and expenses of arbitration, including the Panel's fees and expenses and fees and expenses of experts, between the prevailing and non-prevailing Party as the Panel deems fair and reasonable. Notwithstanding the foregoing, in no event may the Panel award multiple, punitive or exemplary damages.

THIS AGREEMENT CONTAINS BINDING ARBITRATION PROVISIONS
WHICH MAY BE ENFORCED BY THE PARTIES.

        IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

                       LUNAR CORPORATION



                       By:          Richard B. Mazess
                            -----------------------------------
                            Name:   Richard B. Mazess, Ph.D.
                            Title:  President


                       BONE CARE INTERNATIONAL, INC.



                       By:          Charles W. Bishop
                            -----------------------------------
                            Name:   Charles W. Bishop, Ph.D.
                            Title:  President


                                                                         Annex A


1. The first and second sentences of the first paragraph on the cover page of the Information Statement;

2. the first sentence of the second paragraph on the cover page of the Information Statement;

3. the full paragraphs under "Summary--The Distribution" discussing "Shares to be Distributed," "Distribution Ratio," "Fractional Shares of Bone Care Common Stock," "Certain Federal Income Tax Consequences to Holders of Lunar Stock," "Record Date," "Distribution Date," "Mailing Date" and "Distribution Agent;"

4. the first two sentences under "Summary--The Distribution" discussing "Capital Contributions" and the first sentence under "Summary--The Distribution" discussing "Relationship with Lunar After the Distribution;"

5.      the three full paragraphs under "Introduction;"

6. the two full paragraphs under "The Distribution--Background and Reasons for the Distribution;"

7. the second full paragraph under "The Distribution--Manner of Effecting the Distribution;"

8. the first five paragraphs under "The Distribution--Certain Federal Income Tax Consequences of the Distribution to Holders of Lunar Stock;"

9. the full paragraph under "The Distribution--Reasons for Furnishing the Information Statement;" and

10. the charts captioned "Summary Compensation Table," "Lunar Stock Option Grants in Fiscal Year 1995" and "Aggregate Lunar Stock Option Exercises in Fiscal Year 1995 and Fiscal Year End Under Stock Option Values" under "Bone Care Management--Compensation of Executive
Officers."